UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 23, 2009
Symantec Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-17781 (Commission File Number)	77-0181864 (IRS Employer Identification No.)

350 Ellis Street, Mountain View, CA (Address of Principal Executive Offices)	94043 (Zip Code)
Registrant’s Telephone Number, Including Area Code (650) 527-8000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 23, 2009, Symantec Corporation (the “Company”) entered into an employment agreement (the “Agreement”) with Enrique Salem, the Company’s President and Chief Executive Officer. The Agreement is filed herewith as Exhibit 10.01 and is incorporated by reference in its entirety into this Item 5.02.
The Agreement provides Mr. Salem with certain benefits upon the involuntary termination of his employment under certain circumstances.
In the event of (1) an involuntary termination of Mr. Salem’s employment by the Company for any reason other than “Cause” (as defined in the Agreement), death or permanent disability or (2) Mr. Salem’s resignation for “Good Reason” (as defined in the Agreement), and in the absence of a “Change in Control” (as defined in the Agreement), then Mr. Salem shall generally be entitled to (x) a lump-sum cash payment of 3.375 times his base salary then in effect (currently $625,000 per annum) within 60 days following the termination date; (y) reimbursement of COBRA premiums for a 12-month period after the termination date; and (z) acceleration of any unvested stock options and unvested restricted stock units that would have vested within one year of the termination date.
In the event of (1) an involuntary termination of Mr. Salem’s employment by the Company for any reason other than Cause, death or permanent disability or (2) Mr. Salem’s resignation for Good Reason, in either case that occurs (A) at the same time as, or within the twelve (12) month period following, the consummation of a Change in Control or (B) within the sixty (60) day period prior to the date of a Change in Control where the Change in Control was under consideration at the time of Mr. Salem’s termination date, then Mr. Salem shall generally be entitled to (x) a lump-sum cash payment of 4.5 times his base salary then in effect within 60 days following the termination date; (y) reimbursement of COBRA premiums for a 12-month period after the termination date; and (z) full acceleration of any then-unvested stock options and restricted stock units.
All payments to Mr. Salem as described in the paragraphs above are contingent upon Mr. Salem’s execution, delivery and non-revocation of a customary release of claims in agreed form.
In the event of the death or permanent disability of Mr. Salem, he and his spouse and his eligible dependents will be entitled to certain benefits. Mr. Salem shall not be entitled to any benefits under the agreement in the case of his involuntary termination for Cause or his resignation under circumstances that do not constitute Good Reason.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Exhibit Title or Description

10.01	Employment Agreement, dated as of September 23, 2009, by and between Symantec Corporation and Enrique Salem.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation
Date: September 25, 2009	By:	/s/ Scott C. Taylor
Scott C. Taylor
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Exhibit Title or Description

10.01	Employment Agreement, dated as of September 23, 2009, by and between Symantec Corporation and Enrique Salem.